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                                                                    Exhibit 24.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 30, 2001 included in MedQuist Inc.'s Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.






Arthur Andersen LLP
Philadelphia, Pa.,
July 25, 2001